Exhibit 4.2

MAPLEBEAR INC.

NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

February 26, 2021

MAPLEBEAR INC.

NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of February 26, 2021 by and among Maplebear Inc., a Delaware corporation (the “Company”), each of the holders of shares of Series A Preferred Stock listed on Schedule A hereto (the “Series A Holders”), each of the holders of shares of Series B Preferred Stock listed on Schedule A hereto (the “Series B Holders”), each of the holders of shares of Series B-1 Preferred Stock listed on Schedule A hereto (the “Series B-1 Holders”), each of the holders of shares of Series C Preferred Stock listed on Schedule A hereto (the “Series C Holders”), each of the holders of shares of Series D Preferred Stock listed on Schedule A hereto (the “Series D Holders”), each of the holders of shares of Series E Preferred Stock listed on Schedule A hereto (the “Series E Holders”), each of the holders of shares of Series F Preferred Stock listed on Schedule A hereto (the “Series F Holders”), each of the holders of shares of Series G Preferred Stock listed on Schedule A hereto (the “Series G Holders”), each of the holders of shares of Series H Preferred Stock listed on Schedule A hereto (the “Series H Holders”), and each of the purchasers of shares of Series I Preferred Stock listed on Schedule A hereto (the “Series I Purchasers” and, together with the Series A Holders, the Series B Holders, the Series B-1 Holders, the Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders, the Series G Holders and the Series H Holders, the “Investors”), each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder,” and any subsequent Investor that becomes a party to this Agreement in accordance with Subsection 6.10 hereof.

RECITALS

WHEREAS, certain of the Investors hold shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and/or shares of Common Stock issued upon conversion thereof, and possess those rights set forth in that certain Eighth Amended and Restated Investors’ Rights Agreement dated as of October 8, 2020, by and among the Company and such Investors, as amended (the “Prior Agreement”).

WHEREAS, the Series I Purchasers have agreed to purchase shares of Series I Preferred Stock pursuant to a Series I Preferred Stock Purchase Agreement by and among the Company and the Series I Purchasers, dated on or about the date hereof (as may be amended and/or restated from time to time, the “Purchase Agreement”).

WHEREAS, the obligations of the Company and the Series I Purchasers under the Purchase Agreement are conditioned on, among other things, the execution and delivery of this Agreement by the parties hereto.

WHEREAS, the Company, the Series A Holders, the Series B Holders, the Series B-1 Holders, the Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders, the Series G Holders, the Series H Holders, the Key Holders, and the Series I Purchasers desire to enter into this Agreement in order to amend, restate, and replace the agreements and understandings of the parties under the Prior Agreement with the agreements and understandings set forth in this Agreement.

WHEREAS, Subsection 6.7 of the Prior Agreement provides, among other things, that the Prior Agreement may be amended by the written consent of the Company and the holders of at least 60% of the Registrable Securities, other than the Series G-1 Preferred Stock and Non-Voting Common Stock issued upon conversion thereof, then outstanding (voting together as a single class on an as-converted basis and with the Series B-1 Preferred Stock being treated as not subject to the Regulatory Voting Restriction for this purpose) (together, the “Prior Agreement Requisite Parties”), and the undersigned parties to this Agreement constitute the Prior Agreement Requisite Parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person (a) such Person’s principal or any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person or such Person’s principal, including, without limitation, any general partner, managing member or partner, officer or director of such Person or such Person’s principal (b) or any venture capital, private equity, hedge, or similar investment fund or other entity now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or advisory company with, such Person or such Person’s principal.

1.2 “BHCA” shall have the meaning ascribed to such term in the Restated Certificate.

1.3 “BHCA Transferee” shall have the meaning ascribed to such term in the Restated Certificate.

1.4 “Business Partner” means Sequoia Capital USV XIV Holdco, Ltd., Sequoia Capital U.S. Growth Fund VI, L.P., Sequoia Capital U.S. Growth VI Principals Fund, L.P. and each of their Affiliates, collectively.

1.5 “Common Stock” means shares of Voting Common Stock and Non-Voting Common Stock.

1.6 “Competitor” means: (A) any Person that is engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of designing, developing, planning or operating an e-commerce-based platform that provides for the online ordering or purchasing of goods and services for either pick-up by the customer or same-day or scheduled delivery, regardless of whether the Person or one or more third parties on behalf of such Person (i) sells the goods or services, (ii) operates such a platform, or (iii) performs the delivery for such a platform; or (B) any Person that operates such an e-commerce platform on behalf of others or provides or offers to provide logistic services on behalf of others; provided, however, that neither venture capital, private equity, hedge, or similar investment funds (and their representatives) (it being understood that such venture capital, private equity, hedge, or similar investment funds may from time to time invest in entities that may be competitive with the Company), nor The Wellcome Trust limited as trustee of the Wellcome Trust, nor American Express Travel Related Services Company, Inc. (“AXP”) and its Affiliates shall be deemed Competitors.

1.7 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8 “Direct Listing” means the Company’s initial listing of its capital stock by means of a registration statement on Form S-1 filed by the Company with the SEC that registers shares of capital stock of the Company for sale or resale. For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten offering and shall not involve any underwriting services. Any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a Direct Listing.

1.9 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.12 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14 “GAAP” means generally accepted accounting principles in the United States.

1.15 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.16 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.17 “Information Privacy and Security Laws” means all applicable federal, national, international, state, local, municipal, foreign or other law, statute, ordinance, code, decree, judgment, rule, regulation, order, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental entity concerning the privacy, data protection, transfer or security of Personal Information, including, but not limited to, the following and their implementing regulations, to the extent applicable: the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, U.S. Health Insurance Portability and Accountability Act of 1996, the California Consumer Privacy Act, state data security laws, state data breach notification laws, state consumer protection laws, the Data Protection Directive 95/46/EC (and implementing regulations adopted by applicable European Union member states), applicable laws and regulations relating to the transfer of Personal Information, and any applicable laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including, but not limited to, outbound calling and text messaging, telemarketing, and e-mail marketing).

1.18 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.19 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.20 “Key Employee” means each of Apoorva Mehta, Nick Giovanni, Nilam Ganenthiran, Mark Schaaf and Morgan Fong.

1.21 “Key Holder Registrable Securities” means (i) the shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.22 “Major Investor” means any Investor, individually or together with such Investor’s Affiliates, that holds (in each case, as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) (i) not less than 30,000,000 shares of Series A Preferred Stock, (ii) not less than 5,000,000 shares of Series B Preferred Stock or Series B-1 Preferred Stock, (iii) not less than 3,000,000 shares of Series C Preferred Stock, (iv) not less than 2,500,000 shares of Series D Preferred Stock, (v) not less than 2,500,000 shares of Series E Preferred Stock, (vi) not less than 1,681,300 shares of Series F Preferred Stock, (vii) not less than 831,740 shares of Series G Preferred Stock or (viii) not less than 833,333 shares of Series H Preferred Stock. Notwithstanding the foregoing, GCM Grosvenor IC SPV, LLC or its Affiliates may not exercise any rights they may have pursuant to Section 4 without the prior written consent of D1 Master Holdco I LLC.

1.23 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.24 “Non-Voting Common Stock” means shares of the Company’s non-voting common stock, par value $0.0001 per share.

1.25 “Permitted Regulatory Transferee” shall have the meaning ascribed to such term in the Restated Certificate.

1.26 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.27 “Personal Information” means (i) any information, in any form, that relates to an individual or that could reasonably be used to identify an individual; (ii) any information that is governed, regulated, or protected by one or more applicable laws; or (iii) any information that is covered by the Payment Card Industry Data Security Standard (PCI DSS).

1.28 “Preferred Director” means the Series A Director and Series B Director, collectively.

1.29 “Preferred Stock” means shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series I-1 Preferred Stock, collectively.

1.30 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, 2.10, and 6.7; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.31 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.32 “Regulated Holder” shall have the meaning ascribed to such term in the Restated Certificate.

1.33 “Regulatory Conversion Restriction” shall have the meaning ascribed to such term in the Restated Certificate such term in the Restated Certificate.

1.34 “Regulatory Voting Restriction” shall have the meaning ascribed to such term in the Restated Certificate.

1.35 “Requisite Parties” means, collectively, the Company and the holders of at least 60% of the Registrable Securities, other than the Series I-1 Preferred Stock and Non-Voting Common Stock issued upon conversion thereof, then outstanding (voting together as a single class on an as-converted basis and with the Series B-1 Preferred Stock being treated as not subject to the Regulatory Voting Restriction for this purpose).

1.36 “Restated Certificate” means the Company’s Twelfth Amended and Restated Certificate of Incorporation, as may be further amended or restated from time to time.

1.37 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.38 “SEC” means the Securities and Exchange Commission.

1.39 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.40 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.41 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.42 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.43 “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect pursuant to the Restated Certificate.

1.44 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.45 “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock are entitled to elect pursuant to the Restated Certificate.

1.46 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.47 “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

1.48 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.49 “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.

1.50 “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.0001 per share.

1.51 “Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.0001 per share.

1.52 “Series G Preferred Stock” means shares of the Company’s Series G Preferred Stock, par value $0.0001 per share.

1.53 “Series H Preferred Stock” means shares of the Company’s Series H Preferred Stock, par value $0.0001 per share.

1.54 “Series I Preferred Stock” means shares of the Company’s Series I Preferred Stock, par value $0.0001 per share.

1.55 “Series I-1 Preferred Stock” means shares of the Company’s Series I-1 Preferred Stock, par value $0.0001 per share.

1.56 “Voting Common Stock” means shares of the Company’s voting common stock, par value $0.0001 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the earlier of the effective date of the registration statement for the IPO or a Direct Listing, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding (subject to the Regulatory Voting Restriction) that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within sixty (60) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such request) that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders, including in connection with a Direct Listing) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, if applicable, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

(d) Notwithstanding anything to the contrary contained herein, if a Regulated Holder and/or its BHCA Transferees, individually or together, is deemed to be in control of the Company (as “control” is used for purposes of the BHCA) or believes in good faith that it may be deemed to be in control of the Company (as “control” is used for purposes of the BHCA) or that it is not permitted to hold all or part of its shares of Series B-1 Preferred Stock or, if applicable, any other securities of the Company then-held by such Regulated Holder or BHCA Transferee, under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance (any of the foregoing, an “Ownership Limitation”), then, if requested by such Regulated Holder or BHCA Transferee, the Company will cooperate in good faith to provide the Regulated Holder with information relevant to its determination under this Subsection 2.3(d) and the Company will use its commercially reasonable efforts to enable such Regulated Holder and its BHCA Transferees to include such portion of their respective shares of Series B-1 Preferred Stock or other securities of the Company then-held by the Regulated Holder and its BHCA Transferees, as applicable, in the underwriting necessary to avoid the Ownership Limitation (as determined by the Regulated Holder in good faith).

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2 and all expenses incurred by the Company in connection with a Direct Listing, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $40,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2 or in connection with a Direct Listing:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, Affiliates, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2 or Direct Listing and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the earlier of the (i) effective date of the registration statement filed by the Company for the IPO or (ii) effective date of the registration statement filed by the Company for a Direct Listing;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO or a Direct Listing), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (with the Series B-1 Preferred Stock subject to the Regulatory Voting Restriction), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.10.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be reasonably requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any (i) trust for the direct or indirect benefit of the Holder or an Immediate Family Member of the Holder or (ii) in the case of a partnership or limited liability company to any partner or retired partner, member or retired member, or Affiliate, provided that the trustee of the trust in the case of (i) above or the partner or retired partner, member or retired member, or Affiliate in the case of (ii) above agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and the foregoing provisions of this Subsection 2.11 shall be applicable to the Holders only if all officers and directors and all stockholders individually owning more than two percent (2%) of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) are subject to substantially similar restrictions. The underwriters in connection with such registration, are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all such agreements by the Company or the underwriters with respect to any securities held by an officer, director, Major Investor or a stockholder individually owning more than two percent (2%) of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) shall apply pro rata to all Major Investors subject to such agreements, based on the number of shares subject to such agreements; provided, however, that no such pro-rata waiver or termination will be triggered in connection with (x) a discretionary waiver or termination in connection with any follow-on public offering of shares pursuant to a registration statement that is filed with the SEC so long as such Major Investor has been given the opportunity to participate in such offering on the same terms as any other Major Investor participating in such offering, or (y) any customary carve-out set forth in the lock-up agreement with the underwriters in the IPO (which for the avoidance of doubt shall not include a waiver specifically benefitting some but not all Major Investors).

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act or the Restated Certificate. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144, (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration or (z) in a sale, pledge or transfer by a Regulated Holder pursuant to Article Thirteenth of the Restated Certificate; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration, but only to the extent such Holder then holds less than 1% of the Company’s then-outstanding capital stock; and

(c) the earlier of the fifth (5th) anniversary of the IPO and the fifth (5th) anniversary of a Direct Listing.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board has not reasonably determined that such Major Investor is a Competitor (it being understood that CYGNET LLC and its Affiliates shall not be deemed to be a Competitor for purposes of this Subsection 3.1):

(a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) promptly after written request and within thirty (30) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request (including any such information required for regulatory purposes); provided, however, that the Company shall not be obligated under this Subsection 3.1, or under any other agreement, letter or understanding between the Company and any Investor, to provide information that the Company reasonably determines in good faith (after consultation with the Company’s outside legal counsel) (i) to be a trade secret, (ii) to be confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company), (iii) to be highly sensitive competitive information, (iv) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (v) the disclosure of which would constitute the provision of “material nonpublic technical information” (as defined in 31 C.F.R. §800.232).

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a Competitor, it being understood that CYGNET LLC and its Affiliates shall not be deemed to be a Competitor for purposes of this Subsection 3.2), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the

Company shall not be obligated pursuant to this Subsection 3.2, or under any other agreement, letter or understanding between the Company and any Investor, to provide access to any information that it reasonably and in good faith determines (after consultation with the Company’s outside legal counsel) (i) to be a trade secret, (ii) to be confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company), (iii) to be highly sensitive competitive information, (iv) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or (v) the disclosure of which would constitute the provision of “material nonpublic technical information” (as defined in 31 C.F.R. §800.232).

3.3 Observer Rights. As long as KPCB Holdings, Inc. (“KPCB”) owns not less than fifty percent (50%) of the shares of the Series C Preferred Stock it purchased under that certain Series C Purchase Agreement dated as of December 15, 2014 (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of KPCB (the “KPCB Observer”) to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or exclusion is necessary to protect highly confidential proprietary information. The KPCB Observer shall initially be Mary Meeker.

3.4 Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) upon the effectiveness of a registration statement under the Securities Act in connection with a Direct Listing, (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iv) upon a Deemed Liquidation Event, whichever event occurs first; provided, however, that with respect to AXP, the covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (x) immediately before the consummation of the IPO, (y) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (z) upon a Deemed Liquidation Event pursuant to which AXP receives proceeds solely in the form of cash and/or marketable securities, whichever event occurs first.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company (including (i) notice of the Company’s intention to file a registration statement and (ii) the existence of the Purchase Agreement and the transactions contemplated thereby), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser is not a Competitor and agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing, prospective or retired, as applicable, Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Each Investor further agrees that it will keep confidential and will not disclose, divulge or use for any purpose the identity or equity ownership of any other equity holder without the written consent of the Company. It is further expressly acknowledged that nothing herein shall limit or otherwise apply to disclosure by any Regulated Holder or its representatives in connection with any supervisory examination by, or communication with, any banking regulatory authority with jurisdiction over such Regulated Holder or its Affiliates, and that, for the avoidance of doubt, no Regulated Holder or its representative thereof shall have any obligation to notify the Company of any such examination or communication.

3.6 Waiver of Statutory Information Rights. Each Investor hereby acknowledges and agrees that until the consummation of the IPO or a Direct Listing, as applicable, such Investor shall hereby be deemed to have unconditionally and irrevocably, to the fullest extent permitted by law, on behalf of such Investor and all beneficial owners of the shares of Common Stock or Preferred Stock owned by such Investor (a “Beneficial Owner”), waived any rights such Investor or a Beneficial Owner might otherwise have had under Section 220 of the Delaware General Corporation Law (the “DGCL”) (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. This waiver applies only in such Investor’s capacity as a stockholder and does not affect any other information and inspection rights such Investor may expressly have pursuant to Sections 3.1 and 3.2 of this Agreement. Each Investor hereby further warrants and represents that such Investor has reviewed this waiver with its legal counsel, and that such Investor knowingly and voluntarily waives its rights otherwise provided by Section 220 of the DGCL (or under similar rights under other applicable law).

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates; provided that, each such Affiliate: (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board, (y) agrees to enter into this Agreement and each of the Ninth Amended and Restated Voting Agreement and the Ninth Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein (each as may be amended and/or restated from time to time), as an “Investor” under each such agreement (provided that, any Competitor shall not be entitled to any rights as a Major Investor, as applicable, under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued or issuable upon the conversion of all Registrable Securities then held by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other outstanding Derivative Securities). The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.

(d) Notwithstanding anything to the contrary contained herein, if a Regulated Holder exercises its right of first offer pursuant to this Subsection 4, the Company and each holder of Registrable Securities agrees to use its commercially reasonable efforts to create a security equivalent to the New Securities but incorporating substantially similar terms and limitations as set forth in the Restated Certificate applicable to the Regulatory Conversion Restriction, the Regulatory Voting Restriction and the BHCA Regulatory Restriction (as defined in the Restated Certificate) or as may otherwise be reasonably required for the holders of Series B-1 Preferred Stock to comply with the BHCA and other relevant banking laws, regulations and agency interpretations and guidance.

(e) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.

(f) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; (iii) any issuance of shares of Preferred Stock issued pursuant to the Purchase Agreement; or (iv) any issuance of shares of Non-Voting Common Stock pursuant to the Common Stock Financing (as defined in the Purchase Agreement).

4.2 Termination. The covenants set forth in Subsection 4 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) upon the effectiveness of a registration statement under the Securities Act in connection with a Direct Listing, (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iv) upon a Deemed Liquidation Event, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company has obtained, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount of at least Two Million Dollars ($2,000,000) and on terms and conditions satisfactory to the Board, including at least one of the Preferred Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board, including at least one of the Preferred Directors, determines that such insurance should be discontinued. In addition, the Company has obtained general liability insurance from financially sound and reputable insurers in an amount of at least Five Million Dollars ($5,000,000), or such other amount as approved by the Board, including at least one of the Preferred Directors, and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board, including at least one of the Preferred Directors, determines that such insurance should be discontinued. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers, term “key-person” insurance on Apoorva Mehta, in an amount and on satisfactory terms and conditions, if approved by the Board, including at least one of the Preferred Directors. Apoorva Mehta hereby covenants and agrees that, to the extent he is named under such key-person policy, he will execute and deliver to the Company, as reasonably requested, a written notice and consent form with respect to such policy. Such insurance policies shall not be cancelled by the Company or otherwise discontinued without prior approval by the Board, including at least one of the Preferred Directors.

5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in a form approved by the Board and (ii) each Key Employee to enter into a non-solicitation agreement, substantially in the form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced non-solicitation agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board or a committee thereof, in each case including at least one of the Preferred Directors.

5.3 Employee Stock. Unless otherwise approved by the Board or a committee thereof, in each case including at least one of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board or a committee thereof, in each case including at least one of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the IPO or Direct Listing and shall have the right to repurchase unvested shares at no more than cost upon termination of employment of a holder of restricted stock.

5.4 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

5.5 Board Matters. The Company shall reimburse each non-employee director for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board. Each non-employee director shall be entitled in such person’s discretion to be a member of any committee of the Board.

5.6 Information Waiver. The Company acknowledges that the Investors and their Affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person (as such term is defined in the Restated Certificate) shall:

(a) have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company as long as such Covered Person does not disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such participation, and

(b) solely in connection with making investment decisions and subject to the limitations set forth herein, have no duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, (ii) constitutes confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company), (iii) constitutes highly sensitive competitive information, or (iv) is covered by a contractual obligation of confidentiality to which the Company is subject.

Notwithstanding anything in this Subsection 5.6 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s fiduciary duty, duty of loyalty, or obligation of confidentiality with respect to the “disclosure” of confidential information of the Company.

5.7 FCPA. The Company shall not, and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any third party, including any “foreign official,” in each case, in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Further, the Company shall, and shall cause each of its subsidiaries and Affiliates to, (a) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law, and (b) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

5.8 Prohibited Banking Relationships. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (including, without limitation, Next Estate Communications and Bonneville Bancorp) without the prior written consent of the Business Partner, which consent may be withheld or conditioned in the Business Partner’s sole discretion.

5.9 Indemnification Matters. The Company hereby acknowledges that the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates, and as set forth in an Indemnification Agreement between the Company and the Preferred Directors, and the Company agrees that it (i) is the indemnitor of first resort (i.e., its obligations to the Preferred Directors under such Indemnification Agreement are primary, and any duplicative, overlapping or corresponding obligations of the Investors are secondary), (ii) shall be required to make all advances and other payments under the Indemnification Agreement, and shall be fully liable therefor, without regard to any rights the Preferred Directors may have against the Investors, and (iii) irrevocably waives, relinquishes and releases the Investors from any and all claims against the Investors for contribution, subrogation or any other recovery of any kind in respect thereof.

5.10 Data Privacy and Security. Once effective and if General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) becomes applicable to the Company, the Company shall take steps to ensure material compliance with GDPR. The Company shall amend any such privacy and information security policies as well as contracts determined to be in noncompliance with applicable Information Privacy and Security Laws.

5.11 Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) upon the effectiveness of a registration statement under the Securities Act in connection with a Direct Listing, (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iv) upon a Deemed Liquidation Event, whichever event occurs first; provided, however, that with respect to AXP, the covenants set forth in this Section 5 shall terminate and be of no further force or effect (x) immediately before the consummation of the IPO, (y) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (z) upon a Deemed Liquidation Event pursuant to which AXP receives proceeds solely in the form of cash and/or marketable securities, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder, (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members or, (iii) with respect to AXP, to a Regulated Holder or a BHCA Transferee; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Board Consent. Every reference in this Agreement to a majority or other proportion of directors on the Board shall refer to a majority or other proportion of the votes of the directors as provided in Section 3.2.2 of Article Fourth, Part B, of the Restated Certificate, as amended from time to time.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of California, without regard to conflicts of laws principles.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B hereto, as applicable, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.6.

If notice is given to the Company, a copy (which shall not constitute as notice) shall also be sent to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attn: Jon C. Avina and Rachel B. Proffitt

Email: javina@cooley.com and rproffitt@cooley.com

6.7 Amendments and Waivers.

(a) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Requisite Parties; provided that (i) the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); (ii) an amendment to the definition of Major Investor in Section 1 that would cause a Major Investor to no longer qualify as a Major Investor shall require the consent of such Major Investor; and (iii) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor (with the Series B-1 Preferred Stock being treated as not subject to the Regulatory Voting Restriction for this purpose), unless such amendment, termination, or waiver applies to all Investors in the same fashion (provided that the rights granted to Major Investors in Section 4 may not be waived with respect to a particular transaction unless all Major Investors are provided with the opportunity to purchase shares on similar terms and in proportionally similar amounts as the other Major Investors who are participating in such offering). Notwithstanding anything herein to the contrary, (i) Subsection 5.8 may not be amended or terminated (or the observance of any term thereof waived) without the written consent of the Business Partner, which consent may be withheld or conditioned in the

Business Partner’s sole discretion; (ii) Subsection 3.3 may not be amended or terminated (or the observance of any term thereof waived) without the written consent of KPCB; and (iii) Subsections 3.1 and 3.2 (solely as it relates to CYGNET LLC and its Affiliates not being deemed to be a Competitor for purposes of such subsections) may not be amended or terminated (or the observance of any term thereof waived) without the written consent of CYGNET LLC. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.7(a) shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing, Sections 1.2, 1.3, 1.6, 1.24, 1.32, 1.33, 1.34, 2.3(d), 2.12(c) (with respect to any specific reference to the Series B-1 Preferred Stock or Regulated Holders), 3.4 (with respect to any specific reference to the Series B-1 Preferred Stock or Regulated Holders), 4.1(d), 6.7 (with respect to this sentence or any reference to shares of Series B-1 Preferred Stock), 6.14 and any specific reference in this Agreement to Series B-1 Preferred Stock or the treatment thereof, a Regulated Holder, the Regulatory Voting Restriction or the Regulatory Conversion Restriction or other provision intended to address the regulatory status of a Regulated Holder may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (x) AXP in order to be enforceable against AXP and its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)) and (y) for so long as any Regulated Holder or its BHCA Transferee holds any shares of Series B-1 Preferred Stock, the holders of a majority of the then-outstanding shares of Series B-1 Preferred Stock (with the Series B-1 Preferred Stock being treated as not subject to the Regulatory Voting Restriction for this purpose) in order to be enforceable against any Regulated Holder or any BHCA Transferee.

(b) Waiver of Right of First Offer. In accordance with Subsection 6.7(a) of the Prior Agreement, each undersigned Investor, on behalf of itself and all other parties to the Prior Agreement and this Agreement, hereby waives the rights of first offer and any notice requirements set forth in Section 4 of the Prior Agreement and this Agreement, with respect to the sales or issuances of Preferred Stock pursuant to the Purchase Agreement.

6.8 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by (i) Affiliates or (ii) Regulated Holders and any transferee that is a Permitted Regulatory Transferee or a BHCA Transferee shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.11 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Each Investor and Key Holder (each, a “Party”) acknowledges and agrees that the Company may, in its sole discretion, withhold from any Party at any time (a) the contents of Schedule A and Schedule B hereto, except where access to such schedules is necessary to comply with the terms of this Agreement, and (b) the signature pages appended to this Agreement, except with respect to the signature pages executed by the Company and such Party.

6.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the United States District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

6.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Treatment of Series B-1 Preferred Stock. Unless otherwise set forth in this Agreement, for all purposes of this Agreement, the Series B-1 Preferred Stock shall be treated as being convertible (without actual conversion) into shares of Common Stock at the then applicable conversion price of the Series B-1 Preferred Stock as set forth in the Restated Certificate.

6.15 Effect on Prior Agreement. Upon the execution and delivery of this Agreement by the Prior Agreement Requisite Parties, the Prior Agreement shall automatically terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

MAPLEBEAR INC.

By:	/s/ Apoorva Mehta
Name:	Apoorva Mehta
Title:	Chief Executive Officer

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

Signature:	/s/ Apoorva Mehta
Name:	Apoorva Mehta

Apoorva Mehta, Trustee of The Apoorva Mehta Revocable Trust, dated June 20, 2018

By:	/s/ Apoorva Mehta
Name:	Apoorva Mehta
Title:	Trustee

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.,
for itself and as nominee

By: SCGGF III – Endurance Partners Management, L.P.,
a Cayman Islands exempted limited partnership

Title: General Partner

By: SC US (TTGP), LTD.,
a Cayman Islands exempted company

Title: General Partner

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL U.S. GROWTH FUND VII, L.P.

SEQUOIA CAPITAL U.S. GROWTH VII PRINCIPALS FUND, L.P.
Each a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership
General Partner of Each

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Michael Moritz
Name: Michael Moritz
Title: Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL GLOBAL GROWTH FUND II, L.P.

SEQUOIA CAPITAL GLOBAL GROWTH II PRINCIPALS FUND, L.P.
Each a Cayman Islands exempted limited partnership

By:	SC GLOBAL GROWTH II MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership
General Partner of Each

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SEQUOIA CAPITAL U.S. GROWTH FUND VI, L.P.
SEQUOIA CAPITAL U.S. GROWTH VI PRINCIPALS FUND, L.P.
Each a Cayman Islands exempted limited partnership

By: SC U.S. GROWTH VI MANAGEMENT, L.P., a Cayman Islands exempted limited partnership General Partner of Each

By: SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SEQUOIA CAPITAL USV XIV HOLDCO, LTD.

By: SEQUOIA CAPITAL U.S. VENTURE FUND XIV, L.P.,
SEQUOIA CAPITAL U.S. VENTURE PARTNERS FUND XIV, L.P.,
SEQUOIA CAPITAL U.S. VENTURE PARTNERS FUND XIV (Q), L.P.,
all Cayman Islands exempted limited partnerships, its Members

By: SC U.S. VENTURE XIV MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, General Partner of Each

By: SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ANDREESSEN HOROWITZ FUND IV, L.P.
for itself and as nominee for
Andreessen Horowitz Fund IV-A, L.P.,
Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P.

By:	AH Equity Partners IV, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Chief Operating Officer

AH PARALLEL FUND IV, L.P.
for itself and as nominee for
AH Parallel Fund IV-A, L.P.,
AH Parallel Fund IV-B, L.P. and
AH Parallel Fund IV-Q, L.P.

By:	AH Equity Partners IV (Parallel), L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Chief Operating Officer

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

a16z Seed-III, LLC
(formerly known as AH Fund III Seed, L.L.C.)

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Managing Partner

ANDREESSEN HOROWITZ LSV FUND I, L.P.
for itself and as nominee for
Andreessen Horowitz LSV Fund I-B, L.P. and
Andreessen Horowitz LSV Fund I-Q, L.P.

By:	AH Equity Partners LSV I, L.L.C.
General Partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Chief Operating Officer

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

D1 MASTER HOLDCO I LLC

By: Its:

By:	/s/ Amanda Hector
Name:	Amanda Hector
Title:	General Counsel

D1 ICONOCLAST HOLDINGS LP

By: D1 Iconoclast Holdings GP LLC,
Its: General Partner

By:	/s/ Amanda Hector
Name:	Amanda Hector
Title:	General Counsel

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GCM GROSVENOR IC SPV, LLC
By: GCM Investments GP, LLC, its Managing Member

By:	/s/ Girish Kashyap
Name:	Girish S. Kashyap
Title:	Authorized Signatory

GCM GROSVENOR IC SPV 2, LLC
By: GCM Investments GP, LLC, its Managing Member

By:	/s/ Girish Kashyap
Name:	Girish S. Kashyap
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SECURITIES FUND: FIDELITY FLEX LARGE CAP GROWTH FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH K6 FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY BLUE CHIP GROWTH INSTITUTIONAL TRUST

By its manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SECURITIES FUND: FIDELITY SERIES BLUE CHIP GROWTH FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIAM TARGET DATE BLUE CHIP GROWTH COMMINGLED POOL

By: Fidelity Institutional Asset Management Trust Company as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY INVESTMENT TRUST: FIDELITY WORLDWIDE US EQUITY SUB

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VARIABLE INSURANCE PRODUCTS FUND III: VIP GROWTH OPPORTUNITIES PORTFOLIO

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR SERIES GROWTH OPPORTUNITIES FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY U.S. GROWTH OPPORTUNITIES INVESTMENT TRUST

by its manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY NORTHSTAR FUND

by its manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR TECHNOLOGY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VARIABLE INSURANCE PRODUCTS FUND IV: TECHNOLOGY PORTFOLIO

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. Rowe Price Growth Stock Fund, Inc.
Seasons Series Trust - SA T. Rowe Price Growth Stock Portfolio
Lincoln Variable Insurance Products Trust - LVIP T.
Rowe Price Growth Stock Fund
T. Rowe Price Growth Stock Trust
Prudential Retirement Insurance and Annuity Company
Aon Savings Plan Trust
Caleres, Inc. Retirement Plan
Colgate Palmolive Employees Savings and Investment Plan Trust
Brinker Capital Destinations Trust – Destinations Large Cap Equity Fund
MassMutual Select Funds - MassMutual Select T. Rowe Price Large Cap Blend Fund
Legacy Health Employees’ Retirement Plan
Legacy Health

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Institutional Mid-Cap Equity Growth Fund
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price U.S. Equities Trust
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund
MassMutual Select Funds - MassMutual Select Mid Cap Growth Fund
MML Series Investment Fund - MML Mid Cap Growth Fund
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio
Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts
T. Rowe Price U.S. Mid-Cap Growth Equity Trust
L’Oreal USA, Inc. Employee Retirement Savings Plan
Costco 401(k) Retirement Plan
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid-Cap Blend Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. Rowe Price Communications & Technology Fund, Inc.
TD Mutual Funds - TD Global Entertainment & Communications Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds - TD Science & Technology Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

THE NEW ECONOMY FUND

By: Capital Research and Management Company, for and on behalf of The New Economy Fund

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

CAPITAL GROUP NEW ECONOMY TRUST (US)

By: Capital Research and Management Company, for and on behalf of Capital New Economy Trust (US)

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VALIANT CAPITAL PARTNERS, L.P.

By:	Valiant Capital Management, L.P., Its general partner

By:	/s/ Brian Miller
Name:	Brian Miller
Title:	CFO

VALIANT CAPITAL MASTER FUND, L.P.

By:	Valiant Capital GP, LLC, its general partner

By:	Valiant Capital Management, L.P., its manager

By:	/s/ Brian Miller
Name:	Brian Miller
Title:	CFO

VALIANT PEREGRINE FUND, L.P.

By:	Valiant Peregrine GP, L.L.C., its General Partner

By:	/s/ Daniel Karubian
Name:	Daniel Karubian
Title:	Managing Member

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VALIANT PEREGRINE SPECIAL OPPORTUNITIES FUND 1, L.P.

By:	Valiant Peregrine Special Opportunities GP 1, L.L.C., its General Partner

By:	/s/ Daniel Karubian
Name:	Daniel Karubian
Title:	Managing Member

VALIANT PEREGRINE SPECIAL OPPORTUNITIES FUND 1A, L.P.

By:	Valiant Peregrine Special Opportunities GP 1, L.L.C., its General Partner

By:	/s/ Daniel Karubian
Name:	Daniel Karubian
Title:	Managing Member

[SIGNATURE PAGE TO NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

INVESTORS

SCHEDULE B

KEY HOLDERS